UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2005

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50386	77-0635673
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Oil & Gas Commerce Building
309 West 7th Street, Suite 1600
Fort Worth, TX 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 698-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 1, 2005, Cano Petroleum, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”) with Square One Energy, Inc. (“Square One”) and the sole shareholder of Square One (the “Square One Shareholder”).  Under the Agreement, the Company agreed to purchase all of the issued and outstanding capital stock of Square One in consideration for: (1) the payment to the Square One Shareholder of $4,000,000 cash; and (2) the issuance to the Square One Shareholder of 888,888 shares of the Company’s common stock.  In the event the Agreement is not closed by April 1, 2005, then the Agreement will terminate.The common stock of the Company to be issued under the Agreement will be issued pursuant to the exemption from registration provided by Section 4(2) and Rule 506 of the Securities Act of 1933, as amended.

Square One’s assets include a 100% working interest in 11,000 acres of mature oil fields in central Texas.  Other assets include a gas processing plant, production equipment, a field office and an office building.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not Applicable

(b) Pro forma financial information.

Not Applicable

(c) Exhibits:

10.1	Purchase and Sale Agreement dated February 6, 2005 by and between Square One Energy, Inc. and Cano Petroleum, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    March 7, 2005

CANO PETROLEUM, INC.

By:	/s/ Michael Ricketts
Michael Ricketts
Chief Financial Officer